Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS ANNOUNCES SECOND FISCAL QUARTER 2017 RESULTS

HILLIARD, Ohio – (January 12, 2017) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced financial results for the fiscal second quarter ended September 30, 2016.

Second Fiscal Quarter 2017 Highlights

•	Net sales decreased 6% to $361 million

•	Net income increased 52% to $24 million

•	Adjusted EBITDA (Non-GAAP) increased 3% to $66 million

Year-to-Date 2017 Highlights

•	Net sales decreased 2% to $718 million

•	Net income increased 52% to $44 million

•	Adjusted EBITDA (Non-GAAP) increased 18% to $137 million

•	Cash flow from operating activities increased 169% to $46 million

•	Free cash flow (Non-GAAP) improved to $22 million as compared to a use of $5 million

Joe Chlapaty, Chairman and Chief Executive Officer of ADS commented, “We are pleased with our success in managing our costs and operations amidst soft market conditions. Second quarter net sales declined as expected due to relatively flat core domestic construction growth and continued weakness in Mexico and the agriculture market. Despite the market conditions, we were still able to improve our gross margins, Adjusted EBITDA and cash flow. Free cash flow generation should remain strong in the second half of fiscal 2017, which will provide us additional avenues to create shareholder value including investing in our business, making selective acquisitions and returning cash to our shareholders.”

Chlapaty continued, “We anticipate that market headwinds will persist for the remainder of fiscal year 2017. However, the long-term underlying fundamentals of our business are strong and we remain confident that we will capitalize on our conversion opportunities that will enable us to continue outpacing market growth.”

Second Fiscal Quarter 2017 Results

Net sales decreased $22.5 million, or 5.9%, to $360.8 million for the fiscal second quarter 2017, compared to $383.3 million in the prior fiscal second quarter. The decrease in net sales was primarily due to a weaker than anticipated domestic construction market and continued softness in the domestic agriculture market and Mexico.

Gross profit increased $4.0 million, or 4.6%, to $90.5 million for the fiscal second quarter 2017, compared to $86.5 million in the prior fiscal second quarter. As a percentage of net sales, gross profit improved to 25.1%, compared to 22.6%, in the prior fiscal second quarter. The increase in gross profit was largely attributed to lower raw material costs and good price management.

The Company reported Adjusted EBITDA (Non-GAAP) of $65.6 million in the fiscal second quarter 2017 compared to Adjusted EBITDA of $63.7 million in the prior fiscal second quarter, an increase of 2.9%. As a percentage of net sales, Adjusted EBITDA improved to 18.2% for the fiscal second quarter 2017 compared to 16.6% in the prior fiscal second quarter. The increase in Adjusted EBITDA was largely attributed to the same factors mentioned above.

Adjusted Earnings Per Fully Converted Share (Non-GAAP) for the fiscal second quarter 2017 was $0.35 per share based on weighted average fully converted shares of 73.4 million, improved from an Adjusted Earnings Per Fully Converted Share of $0.21 per share for the prior fiscal second quarter.

A reconciliation of GAAP to Non-GAAP financial measures for Adjusted EBITDA, Free Cash Flow and Adjusted Earnings Per Fully Converted Share has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

For the fiscal first half 2017, the Company recorded net cash provided by operating activities of $45.6 million compared to $16.9 million for the same period last year. Net debt (total debt and capital lease obligations net of cash) was $420.2 million as of September 30, 2016, a decrease of $75.0 million from September 30, 2015.

Fiscal Year 2017 Outlook

Based on current visibility, backlog of existing orders and business trends, the Company has revised its net sales and Adjusted EBITDA targets for fiscal 2017. Net sales are now expected to be in the range of $1.225 billion to $1.250 billion with Adjusted EBITDA between $190 and $210 million for fiscal year 2017. The revised guidance is predicated on the belief that end market performance will be slightly lower than previously expected for fiscal year 2017. The table below illustrates the expected change in end market performance.

End Market	Previous Outlook	Current Outlook
Domestic Construction	Up 0% to 4%	Up 0% to 2%
Agriculture	Down 15% to 25%	Down 20% to 25%
International	Down 5% to 15%	Down 10% to 15%

Scott Cottrill, Executive Vice President and Chief Financial Officer of ADS, commented, “Our revised expectations reflect preliminary net sales performance for the fiscal third quarter, as well as a more conservative view on the fiscal fourth quarter due primarily to the uncertainty of weather trends. Additionally, our revised forecast has been calibrated to align with current end market performance including lower than anticipated growth in our domestic construction markets and continued weakness in our agriculture end market and Mexico. While the market environment has been softer than expected, we continue to outpace market growth in our core construction markets, our gross and Adjusted EBITDA margins continue to expand and our profitability and cash flow remain healthy.”

Webcast Information

The Company will host an investor conference call and webcast on Thursday, January 12, 2017 at 10:00 a.m. Eastern Time. The live call can be accessed by dialing 1-866-450-8367 (US toll-free) or 1-412-317-5465 (international) and asking to be connected to the Advanced Drainage Systems, Inc. call. The live webcast will also be accessible via the “Events Calendar” section of the Company’s Investor Relations website, www.investors.ads-pipe.com. An archived version of the webcast will be available for 90 days following the call.

About ADS

ADS is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 61 manufacturing plants and 31 distribution centers. To learn more about the ADS, please visit the Company’s website at www.ads-pipe.com.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; the risk that additional information may arise that would require the Company to make additional adjustments or revisions or to restate the financial statements and other financial data for certain prior periods and any future periods, any further delay in the filing of any filings with the SEC; the review of potential weaknesses or deficiencies in the Company’s disclosure controls and procedures, and discovering further weaknesses of which we are not currently aware or which have not been detected and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Financial Statements

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
(Amounts in thousands, except per share data)	2016	2015	2016	2015
Net sales	$360,785	$383,329	$718,361	$732,453
Cost of goods sold	270,273	296,800	531,243	571,447

Gross profit	90,512	86,529	187,118	161,006
Operating expenses:
Selling	23,210	22,594	47,440	43,821
General and administrative	21,181	25,673	55,710	44,358
Loss on disposal of assets or businesses	737	295	939	1,161
Intangible amortization	2,128	2,341	4,315	4,867

Income from operations	43,256	35,626	78,714	66,799
Other expense:
Interest expense	4,546	4,947	9,330	9,233
Derivative (gains) losses and other (income) expense, net	(1,734)	9,192	(4,771)	15,772

Income before income taxes	40,444	21,487	74,155	41,794
Income tax expense	15,348	5,187	29,542	13,066
Equity in net loss of unconsolidated affiliates	815	372	911	18

Net income	24,281	15,928	43,702	28,710
Less net income attributable to noncontrolling interest	547	3,582	1,695	4,670

Net income attributable to ADS	23,734	12,346	42,007	24,040

Accretion of Redeemable noncontrolling interest	(380)	(257)	(742)	(257)
Dividends to Redeemable convertible preferred stockholders	(415)	(362)	(840)	(733)
Dividends paid to unvested restricted stockholders	(24)	(6)	(54)	(12)

Net income available to common stockholders and participating securities	22,915	11,721	40,371	23,038
Undistributed income allocated to participating securities	(2,040)	(980)	(3,563)	(1,949)

Net income available to common stockholders	$20,875	$10,741	$36,808	$21,089

Weighted average common shares outstanding:
Basic	54,429	53,882	54,250	53,753
Diluted	55,276	55,194	55,115	55,093
Net income per share:
Basic	$0.38	$0.20	$0.68	$0.39
Diluted	$0.38	$0.19	$0.67	$0.38
Cash dividends declared per share	$0.06	$0.05	$0.12	$0.10

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of:
(Amounts in thousands)	September 30, 2016	March 31, 2016
ASSETS
Current assets:
Cash	$8,804	$6,555
Receivables	215,294	186,883
Inventories	223,226	230,466
Deferred income taxes and other current assets	7,573	15,658

Total current assets	454,897	439,562
Property, plant and equipment, net	397,409	391,744
Other assets:
Goodwill	100,696	100,885
Intangible assets, net	55,682	59,869
Other assets	46,195	45,256

Total assets	$1,054,879	$1,037,316

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt obligations	$36,497	$35,870
Current maturities of capital lease obligations	20,640	19,231
Accounts payable	95,437	119,606
Current portion of liability-classified stock-based awards	14,344	10,118
Other accrued liabilities	59,582	65,099
Accrued income taxes	10,726	2,260

Total current liabilities	237,226	252,184
Long-term debt obligation	312,712	312,214
Long-term capital lease obligations	59,170	56,809
Deferred tax liabilities	54,602	63,952
Other liabilities	34,547	37,921

Total liabilities	698,257	723,080
Mezzanine equity:
Redeemable convertible preferred stock	305,361	310,240
Deferred compensation — unearned ESOP shares	(202,008)	(205,664)
Redeemable noncontrolling interest in subsidiaries	8,415	7,171

Total mezzanine equity	111,768	111,747
Stockholders’ equity:
Common stock	12,393	12,393
Paid-in capital	748,177	739,097
Common stock in treasury, at cost	(438,404)	(440,995)
Accumulated other comprehensive loss	(24,362)	(21,261)
Retained deficit	(67,109)	(101,778)

Total ADS stockholders’ equity	230,695	187,456
Noncontrolling interest in subsidiaries	14,159	15,033

Total stockholders’ equity	244,854	202,489

Total liabilities, mezzanine equity and stockholders’ equity	$1,054,879	$1,037,316

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended September 30,
(Amounts in thousands)	2016	2015
Cash Flow from Operating Activities	$45,576	$16,924

Cash Flows from Investing Activities
Capital expenditures	(23,796)	(21,534)
Cash paid for acquisitions, net of cash acquired	—	(3,188)
Proceeds from note receivable to related party	—	3,854
Issuance of note receivable to related party	—	(3,854)
Other investing activities	(622)	(378)

Net cash used in investing activities	(24,418)	(25,100)

Cash Flows from Financing Activities
Proceeds from Revolving Credit Facility	235,600	252,800
Payments on Revolving Credit Facility	(207,900)	(223,000)
Payments on Term Loan	(5,000)	(3,750)
Payments on Senior Notes	(25,000)	—
Proceeds from notes, mortgages, and other debt	—	6,682
Payments on notes, mortgages, and other debt	(430)	(7,092)
Payments on capital lease obligation	(10,810)	(10,247)
Cash dividends paid	(7,338)	(8,173)
Proceeds from exercise of stock options	2,687	823
Other financing activities	(620)	(369)

Net cash (used in) provided by financing activities	(18,811)	7,674

Effect of exchange rates changes on cash	(98)	360

Net change in cash	2,249	(142)
Cash at beginning of period	6,555	3,623

Cash at end of period	$8,804	$3,481

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). ADS management uses non-GAAP measures in its analysis of the Company’s performance. Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results available in the accompanying tables.

Reconciliation of Non-GAAP Financial Measures

This press release includes references to Adjusted EBITDA, Free Cash Flow and Adjusted Earnings Per Fully Converted Share, all non-GAAP financial measures. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These measures are not intended to be substitutes for those reported in accordance with GAAP. Adjusted EBITDA, Free Cash Flow, and Adjusted Earnings per Fully Converted Share may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

Adjusted EBITDA is a non-GAAP financial measure that comprises net income before interest, income taxes, depreciation and amortization, stock-based compensation, non-cash charges and certain other expenses. The Company’s definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key metric used by management and the Company’s board of directors to assess financial performance and evaluate the effectiveness of the Company’s business strategies. Accordingly, management believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as the Company’s management and board of directors. In order to provide investors with a meaningful reconciliation, the Company has provided below reconciliations of Adjusted EBITDA to net income.

Free Cash Flow is a non-GAAP financial measure that comprises cash flow from operating activities less capital expenditures. Free Cash Flow is a measure used by management and the Company’s board of directors to assess the Company’s ability to generate cash. Accordingly, management believes that Free Cash Flow provides useful information to investors and others in understanding and evaluating our ability to generate cash flow from operations after capital expenditures. In order to provide investors with a meaningful reconciliation, the Company has provided below a reconciliation of cash flow from operating activities to Free Cash Flow.

Adjusted Earnings Per Fully Converted Share is a non-GAAP measure that is calculated by adjusting our Net income per share – Basic, the most comparable GAAP measure. To effect this adjustment with respect to Net income available to common stockholders, we have (1) removed the accretion of Redeemable noncontrolling interest in subsidiaries, (2) added back the dividends to Redeemable convertible preferred stockholders and dividends paid to unvested restricted stockholders, (3) made corresponding adjustments to the amount allocated to participating securities under the two class earnings per share computation method, and (4) added back ESOP deferred compensation attributable to the shares of Redeemable convertible preferred stock allocated to employee ESOP accounts during the applicable period, which is a non-cash charge to our earnings. We have also made adjustments to the weighted average common shares outstanding – Basic to assume (1) share conversion of the Redeemable convertible preferred stock outstanding shares to common stock and (2) add shares of outstanding unvested restricted stock. Adjusted Earnings Per Fully Converted Share (non-GAAP) is a key metric used by management and our board of directors to assess our financial performance. This information is useful to investors as the preferred shares held by the ESOP are required to be distributed to our employees over time, which is done in the form of common stock after the conversion of the preferred shares. As such, this measure is included because it provides investors with information to understand the impact on the financial statements once all preferred shares are converted and distributed.

The following tables present a reconciliation of Adjusted EBITDA to Net Income, Free Cash Flow to Cash Flow from Operating Activities, and Adjusted Earnings Per Fully Converted Share to Net income per share – Basic, the most comparable GAAP measures, for each of the periods indicated:

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(Amounts in thousands)	2016	2015	2016	2015
Net income	$24,281	$15,928	$43,702	$28,710
Depreciation and amortization	18,010	17,367	36,036	34,751
Interest expense	4,546	4,947	9,330	9,233
Income tax expense	15,348	5,187	29,542	13,066

EBITDA	62,185	43,429	118,610	85,760
Derivative fair value adjustments	(4,153)	5,773	(9,060)	9,534
Foreign currency translation losses (gains)	685	(151)	(1,077)	166
Loss on disposal of assets or business	737	295	939	1,161
Unconsolidated affiliates interest, tax, depreciation and amortization	802	769	1,580	1,638
Contingent consideration remeasurement	33	45	57	100
Stock-based compensation (benefit) expense	(2,908)	1,170	6,112	2,212
ESOP deferred stock-based compensation	2,368	3,125	5,105	6,250
Expense related to executive termination payments	79	82	158	164
Restatement-related costs	5,773	8,710	14,985	8,710
Loss related to BaySaver acquisition	—	490	—	490

Adjusted EBITDA	$65,601	$63,737	$137,409	$116,185

Reconciliation of Segment Adjusted EBITDA to Net Income

	Three Months Ended September 30,
	2016		2015
(Amounts in thousands)	Domestic	International	Domestic	International
Net income	$21,049	$3,232	$8,641	$7,287
Depreciation and amortization	15,829	2,181	15,243	2,124
Interest expense	4,436	110	4,901	46
Income tax expense (benefit)	13,824	1,524	6,703	(1,516)

EBITDA	55,138	7,047	35,488	7,941
Derivative fair value adjustments	(4,153)	—	5,784	(11)
Foreign currency translation losses (gains)	—	685	—	(151)
Loss on disposal of assets or business	512	225	289	6
Unconsolidated affiliates interest, tax, depreciation and amortization	272	530	260	509
Contingent consideration remeasurement	33	—	45	—
Stock-based compensation (benefit) expense	(2,908)	—	1,170	—
ESOP deferred stock-based compensation	2,368	—	3,125	—
Expense related to executive termination payments	79	—	82	—
Restatement-related costs	5,773	—	8,710	—
Loss related to BaySaver acquisition	—	—	490	—

Adjusted EBITDA	$57,114	$8,487	$55,443	$8,294

	Six Months Ended September 30,
	2016		2015
(Amounts in thousands)	Domestic	International	Domestic	International
Net income	$36,471	$7,231	$14,221	$14,489
Depreciation and amortization	31,507	4,529	30,405	4,346
Interest expense	9,109	221	8,938	295
Income tax expense (benefit)	25,977	3,565	13,529	(463)

EBITDA	103,064	15,546	67,093	18,667
Derivative fair value adjustments	(9,060)	—	9,506	28
Foreign currency translation (gains) losses	—	(1,077)	—	166
Loss on disposal of assets or business	782	157	1,341	(180)
Unconsolidated affiliates interest, tax, depreciation and amortization	551	1,029	546	1,092
Contingent consideration remeasurement	57	—	100	—
Stock-based compensation expense	6,112	—	2,212	—
ESOP deferred stock-based compensation	5,105	—	6,250	—
Expense related to executive termination payments	158	—	164	—
Restatement-related costs	14,985	—	8,710	—
Loss related to BaySaver acquisition	—	—	490	—

Adjusted EBITDA	$121,754	$15,655	$96,412	$19,773

Reconciliation of Free Cash Flow to Cash flow from Operating Activities

	Six Months Ended
	September 30,
(Amounts in thousands)	2016	2015
Cash flow from operating activities	$45,576	$16,924
Capital expenditures	(23,796)	(21,534)

Free cash flow	$21,780	$(4,610)

Reconciliation of Adjusted Earnings Per Fully Converted Share (non-GAAP) to Net Income per Share - Basic

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(Amounts in thousands, except per share data)	2016	2015	2016	2015
Net income available to common stockholders	$20,875	$10,741	$36,808	$21,089
Weighted average common shares outstanding - Basic	54,429	53,882	54,250	53,753
Net income per share – Basic	0.38	0.20	0.68	0.39
Adjustments to net income available to common stockholders:
Accretion of Redeemable non-controlling interest in subsidiaries	380	257	742	257
Dividends to Redeemable convertible preferred stockholders	415	362	840	733
Dividends paid to unvested restricted stockholders	24	6	54	12
Undistributed income allocated to participating securities	2,040	980	3,563	1,949

Total adjustments to net income available to common stockholders	2,859	1,605	5,199	2,951

Net income attributable to ADS	$23,734	$12,346	$42,007	$24,040

Adjustments to net income attributable to ADS:
Fair value of ESOP compensation related to Redeemable convertible preferred stock	1,946	3,125	4,683	6,250

Adjusted net income — (Non-GAAP)	$25,680	$15,471	$46,690	$30,290

Weighted Average Common Shares Outstanding — Basic	54,429	53,882	54,250	53,753
Adjustments to weighted average common shares outstanding — Basic
Unvested restricted shares	56	117	67	132
Redeemable convertible preferred shares	18,901	19,504	18,983	19,598

Weighted Average Fully Converted Common Shares (Non-GAAP)	73,386	73,503	73,300	73,483
Adjusted Earnings per Fully Converted Share (Non-GAAP)	$0.35	$0.21	$0.64	$0.41

For more information, please contact:

Michael Higgins

(614) 658-0050

Mike.higgins@ads-pipe.com